CONTRIBUTION AGREEMENT

                              AS OF MARCH 24, 1997

                                  BY AND AMONG

                          Estate of Chester E. Dekko,
                                 David Kebrdle,
                          Dennis and Mary M. Kebrdle,
                        Domenic and Martha S. Federico,
                              ChiCol Group, Inc.,
                                DO Group, Inc.,
                                  Sican Corp.,
                                Sican II Corp.,
                           DO Group Holding, Inc. and
                                Mity-Lite, Inc.


                                TABLE OF CONTENTS

                                                                            Page

1.       DEFINITIONS...........................................................2

2.       AGREEMENT TO CAPITALIZE HOLDING.......................................7
         2.1      Agreement of the Majority Shareholders.......................7
         2.2      Agreement of Mity-Lite.......................................7
         2.3      Agreement of Holding.........................................8
         2.4      The Closing..................................................8
         2.5      Deliveries at the Closing....................................8

3.       REPRESENTATIONS AND WARRANTIES CONCERNING
         THE TRANSACTION.......................................................9
         3.1      Representations and Warranties Regarding the
                  Majority Shareholders........................................9
         3.2      Representations and Warranties Regarding the
                  DO Group Parties............................................10
         3.3      Representations and Warranties Regarding the DO
                  Group Officers..............................................12
         3.4      Representations and Warranties of Mity-Lite.................12

4.       REPRESENTATIONS AND WARRANTIES REGARDING THE DO GROUP
         PARTIES..............................................................14
         4.1      Organization, Qualification, and Corporate Power............14
         4.2      Capitalization of ChiCol....................................15
         4.3      Assets of ChiCol............................................15
         4.4      Capitalization of Sican Corp................................15
         4.5      Assets of Sican Corp........................................16
         4.6      Capitalization of Sican II..................................16
         4.7      Assets of Sican II..........................................16
         4.8      Capitalization of DO Group..................................16
         4.9      Subsidiaries................................................17
         4.10     Financial Statements........................................17
         4.11     Title to Assets.............................................18
         4.12     Events Subsequent to Most Recent Fiscal Year End............18
         4.13     Undisclosed Liabilities.....................................20
         4.14     Legal Compliance............................................20
         4.15     Tax Matters.................................................20
         4.16     Real Property...............................................22
         4.17     Intellectual Property.......................................24
         4.18     Tangible Assets.............................................26
         4.19     Inventory...................................................26
         4.20     Contracts...................................................26
         4.21     Notes and Accounts Receivable...............................28
         4.22     Powers of Attorney..........................................28
         4.23     Insurance...................................................28
         4.24     Litigation..................................................28
         4.25     Product Warranty............................................29
         4.26     Product Liability...........................................29
         4.27     Employees...................................................29
         4.28     Employee Benefits...........................................29
         4.29     Guaranties..................................................31
         4.30     Environmental, Health, and Safety Matters...................31
         4.31     Certain Business Relationships with DO Group and Its
                  Subsidiaries................................................33
         4.32     Disclosure..................................................33

5.       PRE-CLOSING COVENANTS................................................33
         5.1      General.....................................................33
         5.2      Notices and Consents........................................34
         5.3      Operation of Business.......................................34
         5.4      Preservation of Business....................................34
         5.5      Full Access.................................................34
         5.6      Notice of Developments......................................34
         5.7      Exclusivity.................................................34
         5.8      Spin-Off of ChiCol Equities, Inc............................35

6.       POST-CLOSING COVENANTS...............................................35
         6.1      General.....................................................35
         6.2      Litigation Support..........................................35
         6.3      Transition..................................................35
         6.4      Confidentiality.............................................35
         6.5      Covenant Not to Compete.....................................35
         6.6      Mity-Lite Common Stock......................................36
         6.7      Amendments to Articles of Inc. and Bylaws; Issuance of
                  Authorized Shares...........................................36

7.       CONDITIONS TO OBLIGATION TO CLOSE....................................37
         7.1      Conditions to Obligation of Mity-Lite.......................37
         7.2      Conditions to Obligation of the Majority Shareholders,
                  the DO Group Officers and the DO Group Parties..............39

8.       REMEDIES FOR BREACHES OF THIS AGREEMENT..............................41
         8.1      Survival of Representations and Warranties..................41
         8.2      Mity-Lite Remedy............................................41
         8.3      DO Group Parties' Remedy....................................41

9.       TERMINATION..........................................................42
         9.1      Termination of Agreement....................................42
         9.2      Effect of Termination.......................................42

10.      MISCELLANEOUS........................................................42
         10.1     Nature of Certain Obligations...............................42
         10.2     Press Releases and Public Announcements.....................42
         10.3     No Third-Party Beneficiaries................................43
         10.4     Entire Agreement............................................43
         10.5     Succession and Assignment...................................43
         10.6     Counterparts................................................43
         10.7     Headings....................................................43
         10.8     Notices.....................................................43
         10.9     Governing Law...............................................45
         10.10    Amendments and Waivers......................................45
         10.11    Severability................................................45
         10.12    Expenses....................................................46
         10.13    Construction................................................46
         10.14    Incorporation of Recitals, Exhibits, and Schedules..........46
         10.15    Specific Performance........................................46
         10.16    Submission to Jurisdiction..................................46
         10.17    Attorneys' Fees.............................................47

EXHIBITS:

Exhibit A         DO Group Shareholder Agreement
Exhibit B         Escrow Agreement
Exhibit C         Holding Shareholder Agreement
Exhibit D         Option Plan
Exhibit E         List of Options
Exhibit F         Put Agreement
Exhibit G         Registration Rights Agreement
Exhibit H         Majority Shareholders
Exhibit I         Financial Statements
Exhibit J         Investment Representation Letters
Exhibit K         Provisions for DO Group Parties' Certificates of
                  Incorporation

Disclosure
Schedule          Exceptions to Representations and Warranties
                  Concerning the DO Group Parties



                             CONTRIBUTION AGREEMENT

         This Contribution Agreement (the "Agreement") is entered into as of March 24, 1997, by and among (i) the Estate of Chester E. Dekko ("Dekko"), David Kebrdle, Mary M. Kebrdle and Martha S. Federico (collectively referred to as the "Majority Shareholders"), (ii) Dennis Kebrdle and Domenic Federico (together with David Kebrdle, the "DO Group Officers"), (iii) ChiCol Group, Inc., an Ohio corporation ("ChiCol"), Sican II Corp. a Delaware corporation ("Sican II"), Sican Corp., a Delaware corporation ("Sican"), DO Group Holding, Inc., a Utah corporation ("Holding"), DO Group, Inc., a Delaware corporation, on behalf of itself and its Subsidiaries ("DO Group" and together with Sican, ChiCol, Sican II, and Holding, the "DO Group Parties") and (iv) Mity-Lite, Inc., a Utah corporation ("Mity-Lite"). The Majority Shareholders, the DO Group Officers, the DO Group Parties and Mity-Lite are referred to hereinafter as the "Parties."

                                    RECITALS:

         WHEREAS, David Kebrdle, Mary M. Kebrdle, Martha S. Federico own all of the issued and outstanding shares of common stock, no par value, of ChiCol (the "ChiCol Common Stock");

         WHEREAS, Dekko and ChiCol own all of the issued and outstanding shares of common stock, no par value, of Sican II (the "Sican II Common Stock");

         WHEREAS, ChiCol and Sican II own 50.1% of the issued and outstanding shares of common stock, no par value, of DO Group (the "DO Group Common Stock");

         WHEREAS, Mity-Lite will purchase the remaining 49.9% of the DO Group Common Stock from certain third party shareholders of DO Group, effective as of the Closing Date (defined hereafter) of this Agreement (the "Minority Share Purchase");

         WHEREAS, the Majority Shareholders and Mity-Lite have caused Holding to be formed for the purpose of holding (i) all of the ChiCol Common Stock and (ii) the Sican II Common held by Dekko (collectively the "Majority Shares");

         WHEREAS, in exchange for the contribution of all of the Majority Shares to Holding by the Majority Shareholders, the Parties desire to have Holding issue to the Majority Shareholders all of the authorized shares of Class A common stock, $.01 par value per share, of Holding (the "Class A Common Stock") to the Majority Shareholders, which Class A Common Stock shall, upon certain conditions, be convertible into 115,000 shares of restricted common stock, $.01 par value per share, of Mity-Lite (the "Mity-Lite Common Stock");

         WHEREAS, in exchange for Mity-Lite's agreement (i) to issue the Mity-Lite Common Stock upon conversion of the Class A Common Stock; (ii) to provide up to $1,000,000 of term financing to DO Group and/or its Subsidiaries and (iii) to issue certain stock options to the DO Group Officers, the Parties desire to have Holding issue to Mity-Lite all of the authorized shares of Class B common stock, $.01 par value per share, of Holding (the "Class B Common Stock");

         WHEREAS, the Majority Shareholders and Mity-Lite desire to enter into a shareholder agreement governing certain aspects of their relationship, including, but not limited to, certain corporate governance issues affecting Holding and restrictions on transfer of the Class A Common Stock;

         WHEREAS, ChiCol, Sican II and Mity-Lite desire to enter into a shareholder agreement governing certain aspects of their relationship, including, but not limited to, certain corporate governance issues affecting DO Group and restrictions on transfer of the DO Group Common Stock; and

         WHEREAS, ChiCol plans to spin-off ChiCol Equities, Inc., its wholly-owned subsidiary, prior to the Closing (as defined below) of the transactions contemplated herein;

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

         1. DEFINITIONS.

         "Accredited Investor" has the meaning set forth in Regulation D promulgated under the Securities Act.

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934.

         "Affiliated Group" means any affiliated group within the meaning of Code Section 1504(a) or any similar group defined under a similar provision of applicable state, local or foreign law.

         "Agreement" has the meaning set forth in the preface above.

         "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

         "ChiCol" has the meaning set forth in the preface above.

         "ChiCol Common Stock" has the meaning set forth in the Recitals above.

         "ChiCol Equities" has the meaning set forth in the Recitals above.

         "ChiCol Equities Common Stock" has the meaning set forth in Section
4.4.

         "Class A Common Stock" has the meaning set forth in the Recitals above.

         "Class B Common Stock" has the meaning set forth in the Recitals above.

         "Closing" has the meaning set forth in Section 2.4 below.

         "Closing Date" has the meaning set forth in Section 2.4 below.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Confidential Information" means any information concerning the businesses, assets, Intellectual Property or affairs of DO Group and its Subsidiaries that is not already generally available to the public.

         "Controlled Group of Corporations" has the meaning set forth in Code
Section 1563.

         "Dekko" has the meaning set forth in the preface above.

         "Disclosure Schedule" has the meaning set forth in Section 3.1 below.

         "DO Group" has the meaning set forth in the preface above.

         "DO Group Common Stock" has the meaning set forth in the Recitals above.

         "DO Group Officers" has the meaning set forth in the preface above.

         "DO Group Parties" has the meaning set forth in the preface above.

         "DO Group Shareholder Agreement" means the Shareholder Agreement dated as of the Closing Date among ChiCol, Sican II and Mity-Lite in substantially the form attached hereto as Exhibit A.

         "Employee Benefit Plan" means any (a) nonqualified, deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified, defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified, defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or fringe benefit plan or program.

         "Employee Pension Benefit Plan" has the meaning set forth in ERISA
Section 3(2).

         "Employee Welfare Benefit Plan" has the meaning set forth in ERISA
Section 3(1).

         "Environmental, Health, and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law relating to public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each in effect on or prior to the Closing Date.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Agreement" shall mean the escrow agreement between the Majority Shareholders and Mity-Lite dated as of the Closing Date in substantially the form attached hereto as Exhibit B.

         "Escrow Account" shall mean the escrow account to be established at Closing with the Escrow Agent and administered as provided in the Escrow Agreement.

         "Escrow Agent" means U. S. Bank Trust Company or another institution jointly agreeable to Mity-Lite and the Majority Shareholders.

         "Extremely Hazardous Substance" has the meaning set forth in Section 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

         "Fiduciary" has the meaning set forth in ERISA Section 3(21).

         "Financial Statements" has the meaning set forth in Section 4.10 below.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "Holding" has the meaning set forth in the preface above.

         "Holding Shareholder Agreement" means the Shareholder Agreement dated as of the Closing Date among the Majority Shareholders and Mity-Lite in substantially the form attached hereto as Exhibit C.

         "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists and information, pricing and cost information, and financial business and marketing data plans and proposals), (f) all computer software (including data and related documentation), (g) all other intellectual property rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

         "Knowledge" means actual knowledge after reasonable investigation.

         "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "Loan" shall mean the term loan of up to $1,000,000 made by Mity-Lite to DO Group and/or its Subsidiaries pursuant to the Loan Documents.

         "Loan Documents" shall mean the Loan Agreement, Term Note, Security Agreement, Mortgage and related documentation dated as of the Closing Date between Mity-Lite and DO Group.

         "Majority Shareholders" has the meaning set forth in the preface above.

         "Majority Shares" has the meaning set forth in the Recitals above.

         "Minority Share Purchase" means the purchase by Mity-Lite of 49.9% of the DO Group Common Stock pursuant to the Stock Purchase Agreements dated on or about the date of this Agreement between Mity-Lite and each of the shareholders of DO Group other than ChiCol and Sican II.

         "Mity-Lite" has the meaning set forth in the preface above.

         "Mity-Lite Common Stock" has the meaning set forth in the Recitals above.

         "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

         "Most Recent Financial Statements" has the meaning set forth in 4.10 below.

         "Most Recent Fiscal Month End" has the meaning set forth in Section
4.10 below.

         "Most Recent Fiscal Year End" has the meaning set forth in Section 4.10 below.

         "Multiemployer Plan" has the meaning set forth in ERISA Section 3(37).

         "Option Plan" means the Option Plan of Mity-Lite in substantially the form attached hereto as Exhibit D.

         "Options" means the Option issued to the DO Group Officers pursuant to the Option Plan in the amounts set forth on Exhibit E attached hereto.

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "Party" or "Parties" has the meaning set forth in the preface above.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "Prohibited Transaction" has the meaning set forth in ERISA Section 406 and Code Section 4975.

         "Put Agreement" means the Put Agreement dated as of the Closing Date among Mity-Lite, certain of the DO Group Parties and the DO Group Officers in substantially the form attached hereto as Exhibit F.

         "Registration Rights Agreement" means the Registration Rights Agreement dated as of the Closing Date in substantially the form attached as Exhibit G.

         "Reportable Event" has the meaning set forth in ERISA Section 4043.

         "Representing Parties" has the meaning set forth in Section 4.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Shareholder Agreements" means the Holding Shareholder Agreement and the DO Group Shareholder Agreement.

         "Sican" has the meaning set forth in the preface above.

         "Sican II" has the meaning set forth in the preface above.

         "Sican II Common Stock" has the meaning set forth in the Recital above.

         "Security Interest" means any mortgage, pledge, lien, encumbrance, claim, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens not yet due and payable, (b) liens for Taxes not yet due and payable, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "Subsidiary" and "Subsidiaries" means any corporation, partnership, joint venture, limited liability company, association, or other entity with respect to which a specified Person (or a Subsidiary thereof) has the power to direct or cause the direction of the affairs or management of another Person whether through the ownership of voting securities, as trustee, by contract or otherwise, including, ownership of a majority of the common stock or the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         2. AGREEMENT TO CAPITALIZE HOLDING.

         2.1 Agreement of the Majority Shareholders. On and subject to the terms and conditions of this Agreement, the Majority Shareholders agree to transfer and deliver at the Closing the Majority Shares to Holding in exchange for the issuance of the Class A Common Stock to the Majority Shareholders in proportion to their respective holdings in the Majority Shares as set forth on Exhibit H.

         2.2 Agreement of Mity-Lite. On and subject to the terms and conditions of this Agreement, and in consideration for the issuance of the Class B Common Stock to Mity-Lite by Holding, at the Closing, Mity-Lite agrees to (i) the issuance of the Class A Common Stock to the Majority Shareholders by Holding,
(ii) fund the Loan and (iii) issue the Options.

         2.3 Agreement of Holding. On and subject to the terms and conditions of this Agreement, Holding agrees to (i) issue the Class A Common Stock to the Majority Shareholders in exchange for contribution of the Majority Shares to Holding and (ii) issue the Class B Common Stock to Mity-Lite.

         2.4 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P. in Salt Lake City, Utah, commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date").

         2.5 Deliveries at the Closing.

         2.5.1 At the Closing, the Majority Shareholders will deliver (i) to Mity- Lite, the various certificates, instruments, and documents referred to in
Section 7.1 below, (ii) to Holding, stock certificates representing all of the Majority Shares, endorsed in blank or accompanied by duly executed assignment documents and (iii) to the Escrow Agent, the certificates representing all of the Class A Common Stock accompanied by a blank stock power separate from certificate.

         2.5.2 At the Closing, Mity-Lite will (i) deliver (x) to each of the DO Group Parties the various certificates, instruments and documents referred to in
Section 7.2 below and (y) Options to the DO Group Officers and (ii) fund the Loan by wire transfer or other immediately available funds.

         2.5.3 At the Closing, Holding will deliver (i) to Mity-Lite (x) the various certificates, instruments and documents referred to in Sections 7.1 and
7.2 below and (y) certificates representing the Class B Common Stock and (ii) to the Majority Shareholders, certificates representing the Class A Common Stock.

         2.5.4 At the Closing, the other DO Group Parties will deliver (i) to Mity- Lite (x) the various certificates, instruments and documents referred to in Section 7.1 below and (y) the Loan Documents and (ii) to the Escrow Agent, certificates representing all of the DO Group Common Stock owned by ChiCol and Sican II accompanied by a blank stock power separate from certificate.

         2.5.5 At the Closing, the DO Group Officers will deliver the various certificates, instruments and documents referred to in Section 7.1 below.

         3. REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION.

         3.1 Representations and Warranties Regarding the Majority Shareholders. Each of the Majority Shareholders jointly and severally represents and warrants to Mity-Lite that the statements contained in this Section 3.1 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3.1), except as set forth in Section 3.1 of the Disclosure Schedule attached hereto (the "Disclosure Schedule"). For all purposes of this Agreement, nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Disclosure Schedule identifies the exception with particularity and describes the relevant facts. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in Sections 3 and 4.

         3.1.1 Authorization of Transaction. Each of the Majority Shareholders has all necessary legal capacity, power and authority to execute and deliver this Agreement and to perform his, her or its obligations hereunder and consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Majority Shareholders, the performance by the Majority Shareholders of their obligations hereunder and the consummation by the Majority Shareholders of the transactions contemplated hereby have been duly authorized by all requisite action by the Majority Shareholders, and, if applicable, their executors, trustees, beneficiaries or legal representatives. This Agreement has been duly executed and delivered by the Majority Shareholders, and this Agreement constitutes a legal, valid and binding obligation of the Majority Shareholders, enforceable in accordance with its terms. None of the Majority Shareholders is required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any third party, government, governmental agency or court in order to consummate the transactions contemplated by this Agreement.

         3.1.2 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(a) violate or conflict with any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any Majority Shareholder is subject or any provision of the charter, bylaws, will or trust of any Majority Shareholder or (b) conflict with, result in a breach of, constitute a default (or event which with the giving of notice or the lapse of time, or both, would become a default) under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, require any notice or consent, or result in the creation of any Security Interest on any of the capital stock, assets or properties of any Majority Shareholder under any agreement, contract, lease, license, franchise, permit, indenture, mortgage, instrument, or other arrangement to which any Majority Shareholder is a party or by which it is bound or to which any of its assets is subject or affected.

         3.1.3 Broker's Fees. No Majority Shareholder has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Holding, the DO Group Parties or Mity- Lite could become liable or obligated.

         3.1.4 Investment. Each Majority Shareholder (a) understands that the Class A Common Stock and the Mity-Lite Common Stock have not been, and will not be, registered under the Securities Act, or under any state securities laws, and is being, and will be, offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (b) is acquiring the Class A Common Stock (and upon conversion, the Mity-Lite Common Stock) solely for its own account for investment purposes, and not with a view to the distribution thereof, (c) is an Accredited Investor, (d) has received certain information concerning Holding and Mity-Lite and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Class A Common Stock and the Mity-Lite Common Stock, and (e) is able to bear the economic risk and lack of liquidity inherent in holding Class A Common Stock and the Mity-Lite Common Stock.

         3.1.5 Company Shares. Each Majority Shareholder holds of record and owns beneficially the number of Majority Shares set forth next to his, her or its name in Sections 4.2 and 4.6 of the Disclosure Schedule, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, puts, calls and demands. The Majority Shares constitute all of the issued and outstanding shares of capital stock of ChiCol and all of the issued and outstanding shares of capital stock of Sican II (other than the Sican II Common Stock held of record and owned beneficially by ChiCol). No Majority Shareholder is a party to any option, warrant, purchase right, calls, puts or other contract or commitment that could require such Majority Shareholder to sell, buy, transfer, or otherwise dispose of any capital stock of any of the DO Group Parties (other than this Agreement, the Shareholder Agreements and the Put Agreement). No Majority Shareholder is a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the DO Group Parties (other than the Shareholder Agreements).

         3.2 Representations and Warranties Regarding the DO Group Parties. Each of the DO Group Officers and the DO Group Parties jointly and severally represents and warrants to Mity-Lite that the statements contained in this
Section 3.2 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3.2), except as set forth in Section 3.2 of the Disclosure Schedule.

         3.2.1 Organization of the DO Group Parties. Each of the DO Group Parties is a corporation, duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

         3.2.2 Authorization of Transaction. Each of the DO Group Parties has all necessary power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the DO Group Parties, the performance by the DO Group Parties of their obligations hereunder and the consummation by the DO Group Parties of the transactions contemplated hereby have been duly authorized by all requisite action by the DO Group Parties, their directors and shareholders. This Agreement has been duly executed and delivered by the DO Group Parties, and this Agreement constitutes a legal, valid and binding obligation of the DO Group Parties, enforceable in accordance with its terms. None of the DO Group Parties is required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement other than filings required by Regulation D promulgated under the Securities Act.

         3.2.3 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(a) violate or conflict with any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any DO Group Party is subject or any provision of the charter or bylaws of any DO Group Party or (b) conflict with, result in a breach of, constitute a default (or event which with the giving of notice or the lapse of time, or both, would become a default) under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, require any notice or consent, or result in the creation of any Security Interest on any of the capital stock, assets or properties of any DO Group Party under any agreement, contract, lease, license, franchise, permit, indenture, mortgage, instrument, or other arrangement to which any DO Group Party is a party or by which it is bound or to which any of its assets is subject or affected.

         3.2.4 Broker's Fees. No DO Group Party has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any of the DO Group Parties or Mity-Lite could become liable or obligated.

         3.2.5 DO Group Shares. Each of ChiCol and Sican II holds of record and owns beneficially the number of shares of DO Group Common Stock set forth next to its name in Section 4.8 of the Disclosure Schedule, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, puts, calls and demands. No DO Group Party is a party to any option, warrant, purchase right, calls, puts or other contract or commitment that could require such DO Group Party to sell, buy, transfer, or otherwise dispose of any capital stock of any DO Group Party (other than this Agreement, the Shareholder Agreements and the Put Agreement). No DO Group Party is a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of any DO Group Party (other than the Shareholder Agreements).

         3.3 Representations and Warranties Regarding the DO Group Officers. Each of the DO Group Officers jointly and severally represents and warrants to Mity-Lite that the statements contained in this Section 3.3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3.3), except as set forth in Section 3.3 of the Disclosure Schedule.

         3.3.1 Authorization of Transaction. Each of the DO Group Officers has all necessary legal capacity, power and authority to execute and deliver this Agreement and to perform his obligations hereunder and consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the DO Group Officers, the performance by the DO Group Officers of their obligations hereunder and the consummation by the DO Group Officers of the transactions contemplated hereby have been duly authorized by all requisite action by the DO Group Officers. This Agreement has been duly executed and delivered by the DO Group Officers, and this Agreement constitutes a legal, valid and binding obligation of the DO Group Officers, enforceable in accordance with its terms. None of the DO Group Officers is required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any third party, government, governmental agency or court in order to consummate the transactions contemplated by this Agreement.

         3.3.2 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(a) violate or conflict with any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any DO Group Officers is subject or (b) conflict with, result in a breach of, constitute a default (or event which with the giving of notice or the lapse of time, or both, would become a default) under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, require any notice or consent, or result in the creation of any Security Interest on any of the capital stock, assets or properties of any DO Group Officers under any agreement, contract, lease, license, franchise, permit, indenture, mortgage, instrument, or other arrangement to which any DO Group Officers is a party or by which it is bound or to which any of its assets is subject or affected.

         3.3.3 Broker's Fees. No DO Group Officer has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Holding, the DO Group Parties or Mity-Lite could become liable or obligated.

         3.4 Representations and Warranties of Mity-Lite. Mity-Lite represents and warrants to the other Parties hereto that the statements contained in this
Section 3.4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3.4), except as set forth in Section 3.4 of the Disclosure Schedule.

         3.4.1 Organization of Mity-Lite. Mity-Lite is a corporation duly organized, validly existing, and in good standing under the laws of the State of Utah.

         3.4.2 Authorization of Transaction. Mity-Lite has all necessary power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Mity-Lite, the performance by Mity-Lite of its obligations hereunder and the consummation by Mity-Lite of the transactions contemplated hereby have been duly authorized by all requisite action by Mity-Lite and its directors. This Agreement has been duly executed and delivered by Mity-Lite, and this Agreement constitutes a legal, valid and binding obligation of Mity-Lite, enforceable in accordance with its terms. Mity-Lite is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement other than filings required by Regulation D promulgated under the Securities Act.

         3.4.3 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(a) violate or conflict with any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Mity-Lite is subject or any provision of the charter or bylaws of Mity-Lite or (b) conflict with, result in a breach of, constitute a default (or event which with the giving of notice or the lapse of time, or both, would become a default) under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, require any notice or consent, or result in the creation of any Security Interest on any of the capital stock, assets or properties of Mity-Lite under any agreement, contract, lease, license, franchise, permit, indenture, mortgage, instrument, or other arrangement to which Mity-Lite is a party or by which it is bound or to which any of its assets are subject or affected.

         3.4.4 Broker's Fees. Mity-Lite has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any DO Group Party could become liable or obligated.

         3.4.5 Investment. Mity-Lite (a) understands that the Class B Common Stock has not been, and will not be, registered under the Securities Act, or under any state securities laws, and is being, and will be, offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (b) is acquiring the Class B Common Stock solely for its own account for investment purposes, and not with a view to the distribution thereof, (c) is an Accredited Investor, (d) has received certain information concerning Holding and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Class B Common Stock, and (e) is able to bear the economic risk and lack of liquidity inherent in holding Class B Common Stock.

         3.4.6 Disclosure. Prior to the date hereof Mity-Lite has timely filed all reports and other documents required to be filed by it under the Securities Exchange Act. After the date hereof, Mity-Lite will timely file all reports and other documents required to be filed by it under the Securities Exchange Act. Such reports and other documents, as of their respective dates, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         3.4.7 Capitalization. As of the date of this Agreement, the Mity-Lite authorized capital stock consists of (i) 10,000,000 shares of Mity-Lite Common Stock, of which 3,161,359 shares are issued and outstanding and up to 592,050 shares are reserved for issuance pursuant to various stock option plans of Mity-Lite and (ii) 3,000,000 shares of preferred stock, $.10 par value, of which no shares are issued and outstanding. There are no statutory or contractual preemptive rights or first rights of refusal with respect to the issuance of the Mity-Lite Common Stock upon conversion of the Class A Common Stock.

         3.4.8 Validity of Stock. The Mity-Lite Common Stock issuable upon conversion of the Class A Common Stock will be duly authorized, validly issued, nonassessable and free and clear of all liens, charges, claims and encumbrances.

         4. REPRESENTATIONS AND WARRANTIES REGARDING THE DO GROUP PARTIES. The DO Group Officers and the DO Group Parties (the "Representing Parties") jointly and severally represent and warrant to Mity-Lite that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except as set forth in Section 4 of the Disclosure Schedule.

         4.1 Organization, Qualification, and Corporate Power. Each of the DO Group Parties is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of the DO Group Parties is duly licensed and qualified to conduct business and is in good standing under the laws of each jurisdiction in which the operation of its business or the ownership or leasing of its properties makes such licensing or qualification necessary and all such jurisdictions are listed on Section 4.1 of the Disclosure Schedule. Each of the DO Group Parties has all necessary corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it. All of the foregoing licenses, permits, and authorizations are in full force and effect and none of the Representing Parties has received any notice of any event, inquiry, investigation or proceeding that could result in the suspension, revocation or limitation of any such licenses, permits or authorizations and to the best Knowledge of the Representing Parties, there is no sustainable Basis for any such suspension, revocation or limitation. Section 4.1 of the Disclosure Schedule lists the directors and officers of each of the DO Group Parties. The DO Group Parties have delivered to Mity-Lite correct and complete copies of the charter, bylaws, minute books (containing the records of all meetings of the shareholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of each of the DO Group Parties (as amended to date). The minute books, the stock certificate books, and the stock record books of each of the DO Group Parties are correct and complete. None of the DO Group Parties is in default under or in violation of any provision of its charter or bylaws. All corporate actions taken by the DO Group Parties have been duly authorized or ratified.

         4.2 Capitalization of ChiCol. The entire authorized capital stock of ChiCol consists of 750 shares of ChiCol Common Stock of which 300 Shares are issued and outstanding and no shares are held in treasury. All 300 of the issued and outstanding shares of ChiCol Common Stock have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the respective Parties set forth in Section 4.2 of the Disclosure Schedule. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts or other contracts or commitments that could require ChiCol to acquire or to issue, sell, dispose of or otherwise cause to become outstanding, any of its capital stock, or any securities or obligations convertible into or exchangeable for its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to ChiCol. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of ChiCol.

         4.3 Assets of ChiCol. Prior to and following the Closing, ChiCol will have no assets other than DO Group Common Stock. ChiCol has not conducted prior to the Closing, and will not conduct following the Closing, any business other than holding the DO Group Common Stock. ChiCol does not control directly or indirectly or have any direct or indirect equity ownership in any Person other than DO Group and Sican II.

         4.4 Capitalization of Sican Corp. The entire authorized capital stock of Sican Corp. consists of 3,000 shares of common stock, no par value ("Sican Corp. Common Stock") of which 1,850 shares are issued and outstanding and no shares are held in treasury. All 1,850 of the issued and outstanding shares of Sican Corp. Common Stock have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by DO Group. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts or other contracts or commitments that could require Sican Corp. to acquire or to issue, sell, dispose of or otherwise cause to become outstanding, any of its capital stock, or any securities or obligations convertible into or exchangeable for its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Sican Corp. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of Sican Corp.

         4.5 Assets of Sican Corp. The assets of Sican Corp. are reflected in the financial statements of Sican Corp. included in Exhibit I. Sican Corp. does not control directly or indirectly or have any direct or indirect equity ownership in any Person other than as noted in the Disclosure Schedule. Prospect Street Company, Inc. and Kivett Drive Company, Inc. have no assets, liabilities (fixed or contingent) and conduct no business.

         4.6 Capitalization of Sican II. The entire authorized capital stock of Sican II consists of 3,000 shares of Sican II Common Stock, of which 1,000 shares are issued and outstanding and no Shares are held in treasury. All of the issued and outstanding shares are held in sued and outstanding shares of Sican II Common Stock have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the respective Parties set forth in
Section 4.6 of the Disclosure Schedule. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts or other contracts or commitments that could require Sican II to acquire or to issue, sell, dispose of or otherwise cause to become outstanding, any of its capital stock, or any securities or obligations convertible into or exchangeable for its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Sican II. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of Sican II.

         4.7 Assets of Sican II. Prior to and following the Closing, Sican II will have no assets other than the DO Group Common Stock. Sican II has not conducted prior to the Closing, and will not conduct following the Closing, any business other than holding the DO Group Common Stock. Sican II does not control directly or indirectly or have any direct or indirect equity ownership in any Person other than DO Group.

         4.8 Capitalization of DO Group. The entire authorized capital stock of DO Group consists of 3,000 shares of DO Group Common Stock, of which 2,525.242 shares are issued and outstanding and no shares are held in treasury, and 2,000 authorized shares of Preferred Stock, of which 0 shares are issued and outstanding and no shares are held in treasury. All of the issued and outstanding shares of DO Group Common Stock have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the Person and in the amounts set forth in Section 4.8 of the Disclosure Schedule. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts or other contracts or commitments that could require DO Group to acquire or to issue, sell, dispose of or otherwise cause to become outstanding, any of its capital stock, or any securities or obligations convertible into or exchangeable for its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to DO Group. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of DO Group. Following the Minority Share Purchase, the DO Group Common Stock held of record and owned beneficially by ChiCol and Sican II will constitute all of the DO Group Common Stock not held of record and owned beneficially by Mity-Lite.

         4.9 Subsidiaries. Section 4.9 of the Disclosure Schedule sets forth for each Subsidiary of DO Group (i) its name and jurisdiction of incorporation, (ii) the number of shares of authorized capital stock of each class of its capital stock, (iii) the number of issued and outstanding shares of each class of its capital stock and (iv) the number of shares of its capital stock held in treasury. All of the issued and outstanding shares of capital stock of each Subsidiary of DO Group have been duly authorized and are validly issued, fully paid, and nonassessable. DO Group holds of record and owns beneficially all of the outstanding shares of each Subsidiary of DO Group, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, calls, puts, contracts, commitments, equities, claims, and demands. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts or other contracts or commitments that could require any of DO Group and its Subsidiaries to acquire, or to issue, sell, transfer, dispose of or otherwise cause to become outstanding any of its own capital stock. There are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to any Subsidiary of DO Group. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of DO Group. None of DO Group and its Subsidiaries controls directly or indirectly or has any direct or indirect equity ownership in any Person which is not a Subsidiary of DO Group.

         4.10 Financial Statements. Attached hereto as Exhibit I are the following financial statements (collectively the "Financial Statements"): (a)(i) audited consolidated and unaudited consolidating balance sheets and statements of income, changes in shareholders' equity, and cash flow as of and for the fiscal years ended December 31, 1993 and December 31, 1994, (ii) unaudited consolidated and consolidating balance sheets and statements of income, changes in shareholders' equity, and cash flow as of and for the fiscal years ended December 31, 1995 and December 31, 1996 (the "Most Recent Fiscal Year End"); and
(iii) unaudited consolidated and consolidating balance sheets and statements of income, changes in shareholders' equity, and cash flow (the "Most Recent Financial Statements") as of and for the one (1) month ended January 31, 1997 (the "Most Recent Fiscal Month End") for DO Group and its Subsidiaries, (b) financial statements for ChiCol included as part of their federal income tax returns for the years 1993, 1994 and 1995 and (c) financial statements for Sican II included as part of its federal income tax returns for the years 1993, 1994 and 1995. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the DO Group Parties covered thereby as of such dates and the results of operations of the DO Group Parties covered thereby for such periods, are correct and complete, and are consistent with the books and records of the DO Group Parties covered thereby (which books and records are correct and complete); provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation.

         4.11 Title to Assets. Except as set forth in Section 4.11 of the Disclosure Schedule, the DO Group Parties have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

         4.12 Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent Fiscal Year End, there has not been any material adverse change in the assets, Liabilities, business, financial condition, operations, results of operations, or future prospects of any of the DO Group Parties. Without limiting the generality of the foregoing, since that date, except as set forth in Section
4.12 of the Disclosure Schedule:

         4.12.1 None of the DO Group Parties has sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for fair consideration in the Ordinary Course of Business;

         4.12.2 None of the DO Group Parties has entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $25,000 or outside the Ordinary Course of Business;

         4.12.3 No party (including any of the DO Group Parties) has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $25,000 to which any of the DO Group Parties is a party or by which any of them is bound;

         4.12.4 None of the DO Group Parties has imposed or permitted to be imposed any Security Interest upon any of its assets, tangible or intangible, or discharged or otherwise obtained the release of any Security Interest or otherwise discharged any Liability, other than current liabilities reflected on the Financial Statements and current liabilities incurred in the Ordinary Course of Business since the Most Recent Financial Statements;

         4.12.5 None of the DO Group Parties has made any capital expenditure (or series of related capital expenditures) either involving more than $25,000 or outside the Ordinary Course of Business;

         4.12.6 None of the DO Group Parties has made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions);

         4.12.7 None of the DO Group Parties has issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation, other than in the case of DO Group and its Subsidiaries those not involving more than $25,000 singly or $100,000 in the aggregate;

         4.12.8 Except as set forth on the applicable DO Group Parties' aging reports, none of the DO Group Parties has materially delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

         4.12.9 None of the DO Group Parties has canceled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $25,000 or outside the Ordinary Course of Business;

         4.12.10 None of the DO Group Parties has granted any license or sublicense of any rights under or with respect to any Intellectual Property, disclosed any confidential information with respect to any Intellectual Property or permitted to lapse or abandoned any Intellectual Property;

         4.12.11 Except as provided herein, there has been no change made or authorized in the charter or bylaws of any of the DO Group Parties;

         4.12.12 None of the DO Group Parties has issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

         4.12.13 None of the DO Group Parties has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

         4.12.14 None of the DO Group Parties has experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;

         4.12.15 None of the DO Group Parties has made any loan to, or entered into any other transaction with, any of its directors, officers, and employees;

         4.12.16 None of the DO Group Parties has entered into any written employment contract or modified the terms of any existing such contract or agreement;

         4.12.17 None of the DO Group Parties has granted any material increase in the base compensation of any of its directors, officers, and employees;

         4.12.18 None of the DO Group Parties has adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, pension, retirement, insurance (including hospitalization or life), severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

         4.12.19 None of the DO Group Parties has made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

         4.12.20 There has not been any other occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving any of the DO Group Parties; and

         4.12.21 None of the DO Group Parties has committed to any of the foregoing.

         4.13 Undisclosed Liabilities. To the best of the Representing Parties' Knowledge, none of the DO Group Parties has any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), except for (a) Liabilities set forth on the face of the Most Recent Balance Sheet, including the notes thereto and (b) Liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any material breach of contract, breach of warranty, tort, infringement, or violation of law).

         4.14 Legal Compliance. Each of DO Group, its Subsidiaries, and their respective predecessors and Affiliates has complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

         4.15 Tax Matters. The representations and warranties set forth in this
Section 4.15 are made solely to the best of Representing Parties' Knowledge.

         4.15.1 Each of the DO Group Parties has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by any of the DO Group Parties have been paid. None of the DO Group Parties currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where any of the DO Group Parties does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of any of the DO Group Parties that arose in connection with any failure (or alleged failure) to pay any Tax.

         4.15.2 Each of the DO Group Parties has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party.

         4.15.3 No DO Group Party or director or officer (or employee responsible for Tax matters) of any of the DO Group Parties expects that any authority will assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of any of the DO Group Parties either (a) claimed or raised by any authority in writing or (b) as to which any of the DO Group Parties and the directors and officers (and employees responsible for Tax matters) of the DO Group Parties has Knowledge based upon personal contact with any agent of such authority. The DO Group Parties have delivered to Mity-Lite correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of the DO Group Parties since December 31, 1993.

         4.15.4 None of the DO Group Parties has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

         4.15.5 None of the DO Group Parties has filed a consent under Code
Section 341(f) concerning collapsible corporations. None of the DO Group Parties has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G. None of the DO Group Parties has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). Each of the DO Group Parties has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code
Section 6662. None of the DO Group Parties is or has been a party to any Tax allocation or sharing agreement. None of the DO Group Parties (a) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was DO Group) or (b) has any Liability for the Taxes of any other Person.

         4.15.6 The reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Most Recent Balance Sheet (including any notes thereto) reasonably reflects the unpaid and deferred tax liabilities of the DO Group Parties.

         4.15.7 No "ownership shift" within the meaning of the regulations promulgated under Code Section 382 has occurred with respect to the DO Group Parties within the three years prior to the Closing Date.

         4.16 Real Property.

         4.16.1 Section 4.16 of the Disclosure Schedule lists and describes briefly all real property that any of the DO Group Parties owns. With respect to each such parcel of owned real property, except as set forth in Section 4.16 of the Disclosure Schedule:

         4.16.2 The identified owner has good and marketable title to the parcel of real property, free and clear of any Security Interest, easement, covenant, or other restriction, except for installments of special assessments not yet delinquent and recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto;

         4.16.3 To the best of the Representing Parties' Knowledge, there are no pending or threatened condemnation proceedings, lawsuits, or administrative actions relating to the marketability of the property or other matters affecting adversely the current use, occupancy, or value thereof;

         4.16.4 To the best of the Representing Parties' Knowledge, the legal description for the parcel contained in the deed thereof describes such parcel fully and adequately, the buildings and improvements are located within the boundary lines of the described parcels of land, are not in violation of applicable setback requirements, zoning laws, and ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted non-conforming use" or "permitted non-conforming structure" classifications), and do not encroach on any easement or right of way which may burden the land, and the land does not serve any adjoining property for any purpose inconsistent with the use of the land, and the property is not located within any flood plain or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained;

         4.16.5 All facilities have received all approvals of governmental authorities (including licenses and permits) required in connection with the ownership or operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations in all material respects;

         4.16.6 There are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the parcel of real property;

         4.16.7 There are no outstanding options or rights of first refusal to purchase the parcel of real property, or any portion thereof or interest therein;

         4.16.8 There are no parties (other than the DO Group Parties) in possession of the parcel of real property, other than tenants under any leases disclosed in Section 4.16 of the Disclosure Schedule who are in possession of space to which they are entitled;

         4.16.9 All facilities located on the parcel of real property are supplied with utilities and other services necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary sewer, and storm sewer, all of which services are adequate in accordance with all applicable laws, ordinances, rules, and regulations and are provided via public roads or via permanent, irrevocable, appurtenant easements benefitting the parcel of real property; and

         4.16.10 Each parcel of real property abuts on and has direct vehicular access to a public road, or has access to a public road via a permanent, irrevocable, appurtenant easement benefitting the parcel of real property, and access to the property is provided by paved public right-of-way with adequate curb cuts available.

         4.16.11 Section 4.16 of the Disclosure Schedule lists and describes briefly all real property leased or subleased to any of the DO Group Parties. The DO Group Parties have delivered to Mity-Lite correct and complete copies of the leases and subleases listed in Section 4.16 of the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in Section 4.16 of the Disclosure Schedule:

         4.16.11.1 The lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

         4.16.11.2 The lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

         4.16.11.3 No party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

         4.16.11.4 No party to the lease or sublease has repudiated any provision thereof;

         4.16.11.5 There are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

         4.16.11.6 To the best of the Representing Parties' Knowledge, with respect to each sublease, the representations and warranties set forth in subsections 4.16.11.1 through 4.16.11.5 above are true and correct with respect to the underlying lease;

         4.16.11.7 None of the DO Group Parties has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

         4.16.11.8 All facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations;

         4.16.11.9 All facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities; and

         4.17 Intellectual Property.

         4.17.1 Either DO Group or its Subsidiaries owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the businesses of DO Group and its Subsidiaries as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by any of DO Group and its Subsidiaries immediately prior to the Closing hereunder will be owned or available for use by DO Group or the Subsidiary on identical terms and conditions immediately subsequent to the Closing hereunder. Each of DO Group and its Subsidiaries has taken all necessary action to maintain and protect each item of Intellectual Property that it owns or uses.

         4.17.2 To the best of the Representing Parties' Knowledge, none of the DO Group Parties has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the DO Group Parties and the directors and officers (and employees with responsibility for Intellectual Property matters) of the DO Group Parties has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that any of the DO Group Parties must license or refrain from using any Intellectual Property rights of any third party). To the best of the Representing Parties' Knowledge, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of any of DO Group and its Subsidiaries.

         4.17.3 Section 4.17 of the Disclosure Schedule identifies each patent or registration which has been issued to any of the DO Group Parties with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which any of the DO Group Parties has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which any of the DO Group Parties has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The DO Group Parties have delivered to Mity-Lite correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and have made available to Mity-Lite correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Section 4.17 of the Disclosure Schedule also identifies each trade name or unregistered trademark used by any of the DO Group Parties in connection with any of its businesses. To the best of the Representing Parties' Knowledge, with respect to each such item of Intellectual Property required to be identified in
Section 4.17 of the Disclosure Schedule:

         4.17.3.1 The DO Group Parties possess all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

         4.17.3.2 The item is not subject to any outstanding injunction, judgment, Security Interest, order, decree, ruling, or charge;

         4.17.3.3 No action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

         4.17.3.4 None of the DO Group Parties has ever agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

         4.17.4 Section 4.17 of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that any of the DO Group Parties uses pursuant to license, sublicense, agreement, or permission. The DO Group Parties have delivered to Mity- Lite correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each such item of Intellectual Property required to be identified in Section 4.17 of the Disclosure Schedule:

         4.17.4.1 The license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

         4.17.4.2 The license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

         4.17.4.3 No party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

         4.17.4.4 No party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

         4.17.4.5 To the best of the Representing Parties' Knowledge, with respect to each sublicense, the representations and warranties set forth in Sections 4.17.4.1 through 4.17.4.4 above are true and correct with respect to the underlying license;

         4.17.4.6 Underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

         4.17.4.7 No action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

         4.17.4.8 None of the DO Group Parties has granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

         4.17.5 None of the DO Group Parties will interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its businesses as presently conducted and as presently proposed to be conducted.

         4.17.6 None of the DO Group Parties and the directors and officers (and employees with responsibility for Intellectual Property matters) of the DO Group Parties has any Knowledge of any new products, inventions, procedures, or methods of manufacturing or processing that any competitors or other third parties have developed which reasonably could be expected to supersede or make obsolete any product or process of any of DO Group and its Subsidiaries.

         4.18 Tangible Assets. The DO Group Parties own or lease all buildings, machinery, equipment, and other tangible assets necessary for the conduct of their businesses as presently conducted and as presently proposed to be conducted. Except as set forth in Section 4.18 of the Disclosure Schedule, each such tangible asset is free from any Security Interest, has been maintained in accordance with normal industry practice (subject to normal wear and tear), and is suitable for the purposes for which it presently is used and presently is proposed to be used.

         4.19 Inventory. The inventory of DO Group and its Subsidiaries consists of raw materials and supplies, manufactured and purchased parts, goods in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged, or defective, subject only to the reserve for inventory write down set forth in the Most Recent Balance Sheet (including any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of DO Group and its Subsidiaries.

         4.20 Contracts. Section 4.20 of the Disclosure Schedule lists all material contracts and other agreements to which any of the DO Group Parties is a party including the following:

         4.20.1 Any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $25,000 per annum;

         4.20.2 Any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a loss to any of the DO Group Parties, or involve consideration in excess of $75,000;

         4.20.3 Any agreement concerning a partnership or joint venture;

         4.20.4 Any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed (or may create, incur, assume or guarantee) any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $25,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

         4.20.5 Any agreement concerning confidentiality or noncompetition;

         4.20.6 Any agreement with any of the DO Group Parties and their Affiliates.

         4.20.7 Any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

         4.20.8 Any collective bargaining agreement;

         4.20.9 Any written agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $20,000 or providing severance benefits;

         4.20.10 Any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees;

         4.20.11 Any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of any of the DO Group Parties; or

         4.20.12 Any other agreement (or group of related agreements) the performance of which involves consideration in excess of $25,000 or not entered into in the Ordinary Course of Business.

The DO Group Parties have delivered to Mity-Lite a correct and complete copy of each written agreement listed in Section 4.20 of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each material oral agreement referred to in Section 4.20 of the Disclosure Schedule. With respect to each such agreement: (a) the agreement is legal, valid, binding, enforceable, and in full force and effect; (b) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (c) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (d) no party has repudiated any provision of the agreement. No unfilled customer order or commitment obligating DO Group and its Subsidiaries is in excess of normal requirements, nor are prices provided therein in excess of current market prices for the products or services to be provided thereunder. No customer of the DO Group Parties has indicated within the past year that it will stop, or decrease the rate of, buying materials, products, or services from them.

         4.21 Notes and Accounts Receivable. To the best of the Representing Parties' Knowledge, all notes and accounts receivable of the DO Group Parties are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (including any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the DO Group Parties.

         4.22 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of any of the DO Group Parties.

         4.23 Insurance. The DO Group Parties have previously made available to Mity- Lite copies of all policies of, and binders evidencing, life, fire, workmen's compensation, product liability, general liability and other forms of insurance owned or maintained by the DO Group Parties. Such policies are in full force and effect and none of the DO Group Parties is in default under any of such policies to such an extent that any such default, would or could have a material adverse effect on the financial condition of any of the DO Group Parties. Such policies provide insurance coverage (i) adequate to comply with all requirements of law and (ii) which the DO Group Parties have deemed adequate and sufficient for its purposes.

         4.24 Litigation. Section 4.24 of the Disclosure Schedule sets forth each instance in which any of the DO Group Parties (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of any of the DO Group Parties and the directors and officers (and employees with responsibility for litigation matters) of the DO Group Parties, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in Section 4.24 the Disclosure Schedule could result in any material adverse change in the business, financial condition, operations, results of operations, or future prospects of any of the DO Group Parties. None of the DO Group Parties and the directors and officers (and employees with responsibility for litigation matters) of the DO Group Parties has any Basis to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against any of the DO Group Parties.

         4.25 Product Warranty. To the best of the Representing Parties' Knowledge, each product manufactured, sold, leased, or delivered by any of the DO Group Parties has been in conformity with all applicable contractual commitments and all express and implied warranties, and none of the DO Group Parties has any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Most Recent Balance Sheet (including the notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the DO Group Parties. No product manufactured, sold, leased, or delivered by any of the DO Group Parties is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. Section
4.25 of the Disclosure Schedule includes copies of the standard terms and conditions of sale or lease for each of the DO Group Parties (containing applicable guaranty, warranty, and indemnity provisions).

         4.26 Product Liability. To the best of the Representing Parties' Knowledge, none of the DO Group Parties has any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) arising out of any injury to persons or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by any of the DO Group Parties.

         4.27 Employees. To the best of the Representing Parties' Knowledge, no executive, key employee, or group of employees has any plans to terminate employment with any of the DO Group Parties. None of the DO Group Parties experienced any material strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. To the best of the Representing Parties' Knowledge, none of the DO Group Parties has committed any unfair labor practice. None of the DO Group Parties and the directors and officers (and employees with responsibility for employment matters) of the DO Group Parties has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of any of the DO Group Parties.

         4.28 Employee Benefits.

         4.28.1 Section 4.28 of the Disclosure Schedule lists each Employee Benefit Plan that any of the DO Group Parties maintains or to which any of the DO Group Parties contributes.

         4.28.2 Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws.

         4.28.3 All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

         4.28.4 All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the DO Group Parties. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

         4.28.5 Each such Employee Benefit Plan which is an Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code Section 401(a) and has received, within the last two years, a favorable determination letter from the Internal Revenue Service.

         4.28.6 The market value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of all vested and nonvested Liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

         4.28.7 The DO Group Parties have delivered to Mity-Lite correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

         4.28.8 With respect to each Employee Benefit Plan that any of the DO Group Parties and the Controlled Group of Corporations which includes the DO Group Parties maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute:

         4.28.8.1 No such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or, to the Knowledge of any of the DO Group Parties and the directors and officers (and employees with responsibility for employee benefits matters) of the DO Group Parties, threatened.

         4.28.8.2 There have been no Prohibited Transactions with respect to any such Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of any of the DO Group Parties and the directors and officers (and employees with responsibility for employee benefits matters) of the DO Group Parties, threatened. None of the DO Group Parties and the directors and officers (and employees with responsibility for employee benefits matters) of the DO Group Parties has any Knowledge of any Basis for any such action, suit, proceeding, hearing, or investigation.

         4.28.9 None of the DO Group Parties has incurred, and none of the DO Group Parties and the directors and officers (and employees with responsibility for employee benefits matters) of the DO Group Parties has any Basis to expect that any of the DO Group Parties will incur, any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

         4.28.10 None of the DO Group Parties and the other members of the Controlled Group of Corporations that includes any of the DO Group Parties contributes to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal Liability) under any Multiemployer Plan.

         4.28.11 None of the DO Group Parties maintains or ever has maintained or contributes, ever has contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, accident or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Section 4980B).

         4.29 Guaranties. None of the DO Group Parties is a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other Person.

         4.30 Environmental, Health, and Safety Matters.

         4.30.1 To the best of the Representing Parties' Knowledge, each of the DO Group Parties, and their Affiliates has complied and is in compliance in all material respects with all Environmental, Health, and Safety Requirements. Without limiting the foregoing, to the best of the Representing Parties' Knowledge, neither the DO Group Parties nor its Subsidiaries has any Liability (and there is no Basis related to the past or present operations, properties, or facilities of DO Group, its Subsidiaries, and their respective Affiliates for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against the DO Group Parties giving rise to any Liability) under any Environmental, Health and Safety Requirements, including the Comprehensive Environmental Response Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Federal Water Pollution Control Act of 1972, the Clean Air Act of 1970, the Safe Drinking Water Act of 1974, the Toxic Substances Control Act of 1976, the Refuse Act of 1989, or the Emergency Planning and Community Right-to-Know Act of 1986, the Solid Waste Disposal Act, or the Occupational Safety and Health Act (each as amended).

         4.30.2 To the best of the Representing Parties' Knowledge, none of the DO Group Parties has any Liability (and none of the DO Group Parties and their respective Affiliates has handled, treated, stored, released or disposed of any substance, arranged for the disposal of any substance, regulated by any such Environmental, Health and Safety Requirements, or owned or operated any property or facility in any manner that could form the basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand (under the common law or pursuant to any existing statute) against the DO Group Parties giving rise to any Liability) for response costs, corrective action costs, natural resources damage, damage to any site, location, or body of water (surface or subsurface) or for illness or personal injury.

         4.30.3 To the best of the Representing Parties' Knowledge, all properties and equipment used in the business of the DO Group Parties have been free of asbestos PCB's, methylene chloride, trichloroethylene, transdichloroethylene, dioxins, dibenzofurans, and Extremely Hazardous Substances.

         4.30.4 To the best of the Representing Parties' Knowledge, all product labeling of the DO Group Parties has been in conformity with applicable laws (including rules and regulation thereunder).

         4.30.5 To the best of the Representing Parties' Knowledge, without limiting the generality of the foregoing, each of DO Group Parties and their respective Affiliates has obtained and is in material compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business. A list of all such material permits, licenses and other authorizations is set forth on Section 4.30 of the Disclosure Schedule.

         4.30.6 None of the DO Group Parties nor their respective Affiliates has received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them or their facilities arising under Environmental, Health, and Safety Requirements.

         4.30.7 To the best of the Representing Parties' Knowledge, none of the following exists at any property or facility owned or operated by the DO Group
Parties: (a) underground storage tanks or (b) landfills, surface impoundments, or disposal areas.

         4.30.8 None of the DO Group Parties nor any of their respective Affiliates has expressly assumed or undertaken any liability, including without limitation any obligation for corrective or remedial action, of any other Person relating to Environmental, Health, and Safety Requirements.

         4.30.9 To the best of the Representing Parties' Knowledge, no facts, events or conditions relating to the past or present facilities, properties or operations of any of the DO Group Parties or any of their respective predecessors or Affiliates will prevent, hinder or limit continued compliance with Environmental, Health, and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental, Health, and Safety Requirements, or give rise to any other Liabilities pursuant to Environmental, Health, and Safety Requirements.

         4.30.10 To the best of the Representing Parties' Knowledge, no pollutant, contaminant, or chemical, industrial, hazardous, or toxic material or waste ever has been buried, stored, spilled, leaked, discharged, emitted, or released on any real property that the DO Group Parties owns or ever has owned or that the DO Group Parties leases or operates or ever has leased or operated.

         4.31 Certain Business Relationships with DO Group and Its Subsidiaries. Except as set forth in Section 4.31 of the Disclosure Schedule, none of the Majority Shareholders, the DO Group Officers, the DO Group Parties and their Affiliates (other than DO Group and its Subsidiaries) has been involved in any business arrangement or relationship (other than as an employee of a shareholders) with any of DO Group and its Subsidiaries within the past twelve
(12) months, and none of the Majority Shareholders, the DO Group Officers, the DO Group Parties and their Affiliates (other than DO Group and its Subsidiaries) owns any asset, tangible or intangible, which is used in the business of any of DO Group and its Subsidiaries.

         4.32 Disclosure. There are no facts pertaining to the DO Group Parties that are reasonably likely to have a material adverse effect on any of the DO Group Parties that have not been disclosed in this Agreement. The representations and warranties contained in this Section 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 4 not misleading.

         5. PRE-CLOSING COVENANTS. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

         5.1 General. Each of the Parties will use its best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 7 below).

         5.2 Notices and Consents. The Majority Shareholders, the DO Group Officers and the DO Group Parties will cause each of the DO Group Parties to give any notices to third parties, and will cause each of the DO Group Parties to use its best efforts to obtain any third party consents, that Mity-Lite may request in connection with the matters referred to in Section 4 above. Each of the Parties will (and the Majority Shareholders, the DO Group Officers and the DO Group Parties will cause each of the DO Group Parties to) give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3 above.

         5.3 Operation of Business. The Majority Shareholders, the DO Group Officers and the DO Group Parties will not cause or permit any of the DO Group Parties to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Majority Shareholders, the DO Group Officers and the DO Group Parties will not cause or permit any of the DO Group Parties to
(i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock, (ii) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 4.12 above.

         5.4 Preservation of Business. The Majority Shareholders, the DO Group Officers and the DO Group Parties will cause each of the DO Group Parties to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

         5.5 Full Access. Each of the Majority Shareholders, the DO Group Officers and the DO Group Parties will permit, and will cause each of the DO Group Parties to permit, representatives of Mity-Lite to have full access to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to each of the DO Group Parties.

         5.6 Notice of Developments. The DO Group Officers and DO Group Parties will give prompt written notice to Mity-Lite of any development causing a breach of any of the representations and warranties in Section 4 above. Each Party will give prompt written notice to the others of any development causing a breach of any of its own representations and warranties in Section 3 above. No disclosure by any Party pursuant to this Section 5.6, however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

         5.7 Exclusivity. None of the Majority Shareholders, the DO Group Officers and DO Group Parties will (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of any of the DO Group Parties (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. None of the DO Group Parties will vote their Company Shares in favor of any such acquisition structured as a merger, consolidation, or share exchange. The DO Group Parties will notify Mity- Lite immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

         5.8 Spin-off of ChiCol Equities, Inc. Prior to the Closing, ChiCol shall spin- off ChiCol Equities, Inc. to the shareholders of ChiCol and ChiCol Equities, Inc. shall no longer be a subsidiary of ChiCol and ChiCol shall not be liable for any liabilities of or claims against ChiCol Equities, Inc.

         6. POST-CLOSING COVENANTS. The Parties agree as follows with respect to the period following the Closing:

         6.1 General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request, all at the sole cost and expense of the requesting Party.

         6.2 Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving any of the DO Group Parties, each of the other Parties will cooperate with it and its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party.

         6.3 Transition. None of the Majority Shareholders, the DO Group Officers or the DO Group Parties will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, employees or other business associate of any of the DO Group Parties from maintaining the same business relationships with the DO Group Parties after the Closing as it maintained with the DO Group Parties prior to the Closing.

         6.4 Confidentiality. Each of the Majority Shareholders, the DO Group Officers and the DO Group Parties will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to Mity-Lite or destroy, at the request and option of Mity-Lite, all tangible embodiments (and all copies) of the Confidential Information which are in its possession. In the event that any of the DO Group Parties is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that DO Group Party will notify Mity-Lite promptly of the request or requirement so that Mity-Lite may seek an appropriate protective order or waive compliance with the provisions of this Section 6.4. If, in the absence of a protective order or the receipt of a waiver hereunder, any of the DO Group Parties is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that DO Group Party may disclose the Confidential Information to the tribunal; provided, however, that the disclosing DO Group Party shall use its best efforts to obtain, at the request of Mity-Lite, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as Mity-Lite shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

         6.5 Covenant Not to Compete. For a period of five years from and after the Closing Date, none of the Majority Shareholders or the DO Group Parties will engage (as an owner, partner, affiliate or otherwise) directly or indirectly in any business that any of the DO Group Parties conducts as of the Closing Date in any geographic area in which any of the DO Group Parties conducts that business, provided, however, an owner of less than 1% of the outstanding stock of any publicly-traded corporation shall not be deemed to engage in any of its businesses solely by reason thereof. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 6.5 is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

         6.6 Mity-Lite Common Stock. Mity-Lite agrees that the 115,000 shares of Mity-Lite Common Stock issuable upon conversion of the Class A Common Stock shall be proportionately adjusted to reflect any stock split, stock dividend or recapitalization of Mity-Lite. Mity-Lite covenants to maintain sufficient authorized capital stock to issue the Mity-Lite Common Stock upon conversion.

         6.7 Amendments to Articles of Incorporation and Bylaws; Issuance of Authorized Shares. Within two (2) weeks following the Closing Date, the Majority Shareholders and the DO Group Parties and DO Group Officers shall cause the charters and Bylaws of ChiCol Group, Inc., Sican II Corp., DO Group, Inc. and Sican Corp. to be amended as provided in Exhibit K. This covenant as well as all covenants set forth in this Section 6 shall survive the Closing Date.

         7. CONDITIONS TO OBLIGATION TO CLOSE.

         7.1 Conditions to Obligation of Mity-Lite. The obligation of Mity-Lite to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to Closing, of each of the following conditions, any of which may be waived by Mity- Lite; provided, however, Mity-Lite's election to proceed with the Closing of the transaction contemplated herein shall not be deemed a waiver of any breach of any representation, warranty or covenant herein, whether or not known to Mity-Lite or existing on the Closing
Date:

         7.1.1 The representations and warranties of the Majority Shareholders, the DO Group Officers and the DO Group Parties contained in this Agreement shall have been true and correct as of the date as of which they were deemed to have been made and shall be true and correct in all material respects at and as of the Closing Date;

         7.1.2 The Majority Shareholders, the DO Group Officers and the DO Group Parties shall have performed and complied with all of their covenants hereunder in all material respects through the Closing Date;

         7.1.3 The Majority Shareholders, the DO Group Officers and the DO Group Parties shall have procured all of the third party consents specified in Section 5.2;

         7.1.4 No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (a) prevent consummation of any of the transactions contemplated by this Agreement,
(b) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (c) affect adversely the right of Mity-Lite to own the Class B Common Stock, or (d) affect adversely the right of any of the DO Group Parties to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

         7.1.5 Each of the Majority Shareholders, the DO Group Officers and the DO Group Parties shall have delivered to Mity-Lite a certificate to the effect that each of the conditions specified above in Sections 7.1.1 - 7.1.4 is satisfied in all respects;

         7.1.6 The Parties shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Sections 3 and 4.

         7.1.7 The relevant parties shall have entered into and delivered the Escrow Agreement, the Loan Documents, the Shareholders Agreements, the Investment Representation Letter substantially in the form of Exhibit J attached hereto and the Put Agreement and the same shall be in full force and effect;

         7.1.8 Mity-Lite shall have received from counsel to the Majority Shareholders, the DO Group Officers and the DO Group Parties, an opinion of counsel in form and substance reasonably acceptable to Mity-Lite, addressed to Mity-Lite, and dated as of the Closing Date;

         7.1.9 Mity-Lite shall have received the resignations, effective as of the Closing, of each director and officer of the DO Group Parties identified by Mity-Lite in writing at least five business days prior to the Closing;

         7.1.10 All actions to be taken by the DO Group Parties in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to Mity-Lite;

         7.1.11 Mity-Lite shall have received a copy of (i) the charter for each of the DO Group Parties, certified by the secretary of state of the state of its organization, as of a date not earlier than ten (10) business days prior to the Closing Date and (ii) the by-laws of each of the DO Group Parties, certified by the secretary of each such entity as of the Closing Date;

         7.1.12 Mity-Lite shall have received a copy of the minute books and stock register of the DO Group Parties, certified as correct by their respective secretaries as of the Closing Date;

         7.1.13 Mity-Lite shall have received good standing certificates for the DO Group Parties from the secretaries of state of (i) the jurisdiction in which each such entity is incorporated and (ii) each other jurisdiction listed in
Section 4.1 of the Disclosure Schedule, each dated as of a date not earlier than ten (10) business days prior to the Closing Date;

         7.1.14 Mity-Lite shall have received a true and correct copy of the resolutions of (i) the board of directors of the DO Group Parties and (ii) the executor or trustee of Dekko, evidencing their authorization of the execution and delivery of this Agreement and the other agreements to be executed by the DO Group Parties and the Majority Shareholders and the consummation of the transactions contemplated hereby and thereby;

         7.1.15 No event or events shall have occurred which, individually, or in the aggregate have a material adverse effect on the business of any of the DO Group Parties.

         7.1.16 Mity-Lite shall have had a full opportunity to complete its due diligence review of the DO Group Parties including a review of all documents, records, and other information and visits to or inspections of any location where the DO Group Parties' business is conducted and the results of such review shall have been satisfactory to Mity-Lite in its sole discretion;

         7.1.17 The Majority Shareholders, the DO Group Officers and the DO Group Parties shall have terminated any affiliated party transaction described in Sections 4.20.6 and 4.31 of the Disclosure Schedule and delivered to Mity-Lite evidence thereof reasonably acceptable to Mity-Lite;

         7.1.18 The board of directors of Mity-Lite shall have approved the Agreement and the transactions contemplated hereby;

         7.1.19 Mity-Lite shall have acquired all shares of DO Group Common Stock not held by ChiCol and Sican II on terms satisfactory to Mity-Lite;

         7.1.20 Dennis Kebrdle, David Kebrdle and Domenic Federico shall have entered into employment agreements with DO Group for a term of one year from the Closing Date, the terms of each such agreement to be satisfactory to Mity-Lite;

         7.1.21 Holding shall have delivered to Mity-Lite a certificate for all of the shares of the Class B Common Stock;

         7.1.22 The Majority Shareholders shall have delivered to Holding the Majority Shares, free and clear of all Security Interest or restrictions other than restrictions under state and federal securities laws, endorsed in blank or accompanied by duly executed assignment documents and certificates for such shares shall have been issued in the name of Holding;

         7.1.23 Certificates for (i) all of the shares of the Class A Common Stock and the DO Group Common Stock owned by ChiCol and Sican II shall have been delivered to the Escrow Agent subject to the terms of the Escrow Agreement;

         7.1.24 The Certificates of Incorporation of the DO Group Parties shall have been amended to state as provided in Exhibit K attached hereto;

         7.1.25 The Second Amended and Restated Stockholders Agreement dated April 2, 1993 among the shareholders of DO Group shall have been terminated; and

         7.1.26 DO Group and/or its Subsidiaries shall have closed on the refinancing of their debt with LaSalle National Bank on terms acceptable to Mity-Lite.

         7.1.27 ChiCol shall have completed the spin-off of ChiCol Equities, Inc. to the shareholders of ChiCol.

         7.2 Conditions to Obligation of the Majority Shareholders, the DO Group Officers and the DO Group Parties. The obligation of the Majority Shareholders, the DO Group Officers and the DO Group Parties to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to Closing, of each of the following conditions, any of which may be waived by the Majority Shareholders, the DO Group Officers and the DO Group Parties, as applicable:

         7.2.1 The representations and warranties of Mity-Lite contained in this Agreement shall have been true and correct as of the date as of which they were deemed to have been made and shall be true and correct in all material respects at and as of the Closing Date;

         7.2.2 Mity-Lite shall have performed and complied with all of its covenants hereunder in all material respects through the Closing Date;

         7.2.3 No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (a) prevent consummation of any of the transactions contemplated by this Agreement,
(b) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (c) affect adversely the right of Majority Shareholders to own the Class A Common Stock (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

         7.2.4 Mity-Lite shall have delivered to the Majority Shareholders, the DO Group Officers and the DO Group Parties a certificate to the effect that each of the conditions specified above in Sections 7.2.1 - 7.2.3 is satisfied in all respects;

         7.2.5 The Parties shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Sections 3 and 4;

         7.2.6 The relevant parties shall have entered into and delivered the Options and the Registration Rights Agreement and the same shall be in full force and effect;

         7.2.7 The Majority Shareholders, the DO Group Officers and the DO Group Parties shall have received from counsel to Mity-Lite an opinion of counsel in form and substance reasonably acceptable to such Parties, addressed to the DO Group Parties, and dated as of the Closing Date;

         7.2.8 The Majority Shareholders, the DO Group Officers and the DO Group Parties shall have received a copy of (i) the Articles of Incorporation for Mity-Lite, certified by the Department of Commerce of the State of Utah, as of a date not earlier than ten (10) business days prior to the Closing Date and (ii) the by-laws of Mity-Lite, certified by the secretary of Mity-Lite as of the Closing Date;

         7.2.9 The Majority Shareholders, the DO Group Officers and the DO Group Parties shall have received good standing certificates for Mity-Lite from the Secretary of State of the State of Utah dated as of a date not earlier than ten
(10) business days prior to the Closing Date; and

         7.2.10 The Majority Shareholders, the DO Group Officers and the DO Group shall have received a true and correct copy of the resolutions of the board of directors of Mity-Lite evidencing its authorization of the execution and delivery of this Agreement and the other agreements to be executed by Mity-Lite and the consummation of the transactions contemplated hereby and thereby.

         8. REMEDIES FOR BREACHES OF THIS AGREEMENT.

         8.1 Survival of Representations and Warranties. The representations and warranties of the Parties contained in Sections 3 of this Agreement shall survive the Closing (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect until the earlier of (i) the expiration of the applicable statutes of limitations or (ii) the Put Agreement granted to Mity-Lite in connection with the transactions contemplated herein is exercised by Mity-Lite and the transactions contemplated in the Put Agreement are consummated. The representations and warranties of the Parties contained in Section 4 of this Agreement shall survive the Closing (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect until the earlier of (i) the date three years and forty-five days from the date hereof and (ii) the date Mity-Lite exercises its right to put its shares of DO Group Common Stock pursuant to the terms of the Put Agreement and the transactions contemplated in the Put Agreement are consummated. All covenants of the Parties shall survive indefinitely after the Closing Date except as otherwise set forth herein. Notwithstanding any other provision of this Agreement to the contrary, from and after the Closing Date, the Majority Shareholders hereby waive any and all claims and causes of action against the DO Group Parties arising before or after the date of this Agreement (including claims for breach of this Agreement) other than claims as a holder of the Class A Common Stock.

         8.2 Mity-Lite Remedy. Mity-Lite's sole remedy for breach of any representation, warranty or covenant (i) contained in Section 4 or 5 of this Agreement or (ii) contained in Section 3 of this Agreement which breach in either case is discovered by Mity-Lite prior to three years from the date of this Agreement, by the Majority Shareholders, the DO Group Officers or the DO Group Parties shall be the right to put Mity-Lite's shares of DO Group Common Stock pursuant to the Put Agreement.

         8.3 DO Group Parties' Remedy. The sole remedy of the Majority Shareholders, the DO Group Officers and the DO Group Parties for breach of any representation, warranty or covenant (i) contained in Section 4 or 5 of this Agreement or (ii) contained in Section 3 of this Agreement which breach is discovered by such Parties prior to three years from the dates of this Agreement, by Mity-Lite shall be the right to not convert the Class A Common Stock.

         9. TERMINATION.

         9.1 Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

         9.1.1 Mity-Lite and the Majority Shareholders may terminate this Agreement by mutual written consent at any time prior to the Closing;

         9.1.2 Mity-Lite may terminate this Agreement by giving written notice to the DO Group Officers on or before the thirtieth (30th) day following the date of this Agreement if Mity-Lite is not satisfied with the results of its continuing business, legal, environmental, and accounting due diligence regarding the DO Group Parties;

         9.1.3 Mity-Lite may terminate this Agreement by giving written notice to the DO Group Officers at any time prior to the Closing (a) in the event any of the DO Group Parties has breached any material representation, warranty, or covenant contained in this Agreement in any material respect or (b) if the Closing shall not have occurred on or before March 31, 1997, by reason of the failure of any condition precedent under Section 7.1 hereof (unless the failure results primarily from Mity-Lite itself breaching any representation, warranty, or covenant contained in this Agreement); and

         9.1.4 The DO Group Officers may terminate this Agreement by giving written notice to Mity-Lite at any time prior to the Closing (a) in the event Mity-Lite has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, any of the DO Group Officers has notified Mity-Lite of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach or (b) if the Closing shall not have occurred on or before March 31, 1997 by reason of the failure of any condition precedent under Section 7.2 hereof (unless the failure results primarily from any of the Parties other than Mity-Lite breaching any representation, warranty, or covenant contained in this Agreement).

         9.2 Effect of Termination. If any Party terminates this Agreement pursuant to Section 9.1 above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party

         10. MISCELLANEOUS.

         10.1 Nature of Certain Obligations. The representations, warranties, and covenants of the DO Group Officers and DO Group Parties in this Agreement are joint and several obligations.

         10.2 Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of Mity-Lite and the DO Group Officers; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure).

         10.3 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         10.4 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

         10.5 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of Mity-Lite and the Majority Shareholders; provided, however, that Mity-Lite may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Mity-Lite nonetheless shall remain liable and responsible for the performance of all of its obligations hereunder).

         10.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         10.7 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         10.8 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given two days after being sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to the DO Group Parties:

                           DO Group, Inc.
                           2400 Sterling Avenue
                           Elkhart, Indiana 46516
                           Attention:  Domenic Federico
                           Telephone:  (219) 293-0621
                           Facsimile:   (219) 294-6176

         If to the Majority Shareholders or the DO Group Officers:

                           Estate of Charles E. Dekko
                           1208 Lakeside Drive
                           Kendallville, Indiana 46755
                           Attention:  Linda Speakman
                           Telephone:  (219) 347-1278
                           Facsimile:   (219) 347-7103

                           David Kebrdle
                           2400 Sterling Avenue
                           Elkhart, Indiana 46516
                           Telephone:  (219) 293-0621
                           Facsimile:   (219) 294-6176

                           Dennis and Mary M. Kebrdle
                           2400 Sterling Avenue
                           Elkhart, Indiana 46516
                           Telephone:  (219) 293-0621
                           Facsimile:   (219) 294-6176

                           Domenic and Martha S. Federico
                           2400 Sterling Avenue
                           Elkhart, Indiana 46516
                           Telephone:  (219) 293-0621
                           Facsimile:   (219) 294-6176

                           If to Mity-Lite:

                           1301 West 400 North
                           Orem, Utah 84057
                           Attention:  Bradley T Nielson
                           Telephone:  (801) 224-0589
                           Facsimile:   (801) 224-6191

                           With a copy to:

                           LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                           1000 Kearns Building
                           136 South Main Street
                           Salt Lake City, Utah 84101
                           Attention:  Nolan S. Taylor, Esq.
                           Telephone:  (801) 320-6700
                           Facsimile:   (801) 359-8256

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         10.9 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Utah without giving effect to any choice or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah.

         10.10 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties hereto. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         10.11 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         10.12 Expenses. Each of the Parties, DO Group, and its Subsidiaries will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

         10.13 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

         10.14 Incorporation of Recitals, Exhibits, and Schedules. The Recitals, Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         10.15 Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 10.16 below), in addition to any other remedy to which they may be entitled, at law or in equity.

         10.16 Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Salt Lake City, Utah, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 10.8 above. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

                  10.17 Attorneys' Fees. If any party to this Agreement brings an action to enforce its rights under this Agreement the prevailing party shall be entitled to recover its costs and expenses including, without limitation, reasonable attorneys' fees incurred in connection with such action, including any appeal of such action.

                            [SIGNATURE PAGES FOLLOW]



         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                                     ESTATE OF CHESTER E. DEKKO


                                                     By: /s/ Linda L. Speakman
                                                     Title: Co-Executrix


                                                     /s/David Kebrdle
                                                     David Kebrdle


                                                     /s/Mary M. Kerbdle
                                                     Mary M. Kebrdle


                                                     /s/Martha S. Federico
                                                     Martha S. Federico


                                                     /s/ Dennis Kebrdle
                                                     Dennis Kebrdle


                                                     /s/ Domenic Federico
                                                     Domenic Federico

                                                     MITY-LITE, INC.

                                                     By: /s/ Gregory L. Wilson
                                                     Title: President


                                                     CHICOL GROUP, INC.

                                                     By: /s/ Dennis Kebrdle
                                                     Title: Chairman


                                                     SICAN II CORP.

                                                     By: /s/ Dennis Kebrdle
                                                     Title: Chairman


                                                     DO GROUP HOLDING, INC.

                                                     By: /s/ Dennis Kebrdle
                                                     Title: Chairman


                                                     DO GROUP, INC.

                                                     By: /s/ Dennis Kebrdle
                                                     Title: Chairman


                                                     SICAN CORP.

                                                     By: /s/ Dennis Kebrdle
                                                     Title: Chairman